Exhibit 99.1

I, James F. Wirth, Chairman, President and Chief Executive Officer of InnSuites Hospitality Trust (the “Trust”), do hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.             The Quarterly Report on Form 10-Q of the Trust for the period ending October 31, 2002 (the “Periodic Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and

2.             The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Dated: December 9, 2002	/s/ James F. Wirth
Name: James F. Wirth
	Title:	Chairman, President and Chief
Executive Officer